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EXCITE, INC.                                                       EXHIBIT 11.01
STATEMENT OF EARNINGS PER SHARE
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
                                                         THREE MONTHS ENDED                    NINE MONTHS ENDED
                                                           SEPTEMBER 30,                          SEPTEMBER 30,
                                                ---------------------------------       ---------------------------------
                                                     1996                1995                1996                1995
                                                -------------       -------------       -------------       -------------
(In thousands, except per share amounts)
Shares used in computation of net
     loss per share:
PRIMARY:
   Average common shares outstanding
     during the period ...................             11,964               1,470               8,534               1,372
   Shares relating to SAB No. 64 and 83  .                 --               9,673               3,224               9,673
                                                -------------       -------------       -------------       -------------
   Shares used in computing per share
     amounts .............................             11,964              11,143              11,758              11,045
                                                =============       =============       =============       =============
FULLY DILUTED:
   Average common share outstanding during
     the period ..........................             11,964               1,470               8,534               1,372
   Shares relating to SAB No. 64 and 83  .                 --               9,673               3,224               9,673
                                                -------------       -------------       -------------       -------------
   Shares used in computing per share
     amounts .............................             11,964              11,143              11,758              11,045
                                                =============       =============       =============       =============
Net loss .................................      $      (9,354)      $      (1,739)      $     (30,406)      $      (2,950)
                                                =============       =============       =============       =============
NET LOSS PER SHARE:
   Primary ...............................      $       (0.78)      $       (0.16)      $       (2.59)      $       (0.27)
                                                =============       =============       =============       =============
   Fully Diluted .........................      $       (0.78)      $       (0.16)      $       (2.59)      $       (0.27)
                                                =============       =============       =============       =============
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